                                                                EXHIBIT (10)(b)


July 1, 1997                                            PROGRAM ONE

                         MORTON INTERNATIONAL, INC.
                                 FISCAL 1998
                     KEY EXECUTIVE ANNUAL BONUS PROGRAM


This Program, which has been adopted pursuant to paragraph 4(d) (i) of the Company's 1997 Incentive Plan, provides annual cash bonus opportunities depending on performance of Corporate Officers, Group Vice Presidents and Business Unit Executives.


A.   OBJECTIVE

     The objective of this Program is to reward key executives who have a direct influence on annual profits for outstanding performance in this regard.


B.   TIMING

     The Program year for purposes of this Program will correspond to the Company's 1998 fiscal year.


C.   ELIGIBILITY AND PARTICIPATION

     This Program covers the following executive positions:

          Chief Executive Officer

          Chief Operating Officer

          Corporate Officers reporting to the Chief Executive Officer or the Chief Operating Officer

          Business Unit Executives, in salary grade 23 or above, reporting to a Group Vice President

     Eligibility will be by position. Participation approval, however, will be only by position and incumbent.

     Positions must be nominated for participation prior to the start of the Program year. Participation requires the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee of the Board.


D.   PROGRAM FUNDING

     A fund will be calculated for the Program year. The fund will be determined by multiplying the individual participant's June 30, 1997 salary by the target bonus percent for each participant's salary grade (see Paragraph H). The sum of these amounts times 1.6 is the maximum fund.

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide bonus awards. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.

Fiscal 1998
Key Executive Annual Bonus Program
Page 2


E.   PERFORMANCE CRITERIA

     Criteria used to measure performance for the Program year are:

                                              Applicable Performance
          Participant Group                       Criteria
          -----------------                   ------------------


     CEO, COO and Corporate Staff Officers    Attainment of Company Earnings
                                              Per Share ("EPS") Goal

     Group Vice Presidents                    Attainment of EPS Goal and Group
                                              Profit Results

     Business Unit Executives                 Attainment of Group Profit
                                              Results, Business Unit Profit
                                              Results and Strategic Goals


F.   ESTABLISHMENT OF SPECIFIC PERFORMANCE OBJECTIVES

     For the Program year, EPS and Group and Business Unit profit objectives have been established by the Compensation Committee of the Board upon recommendation by the Chief Executive Officer.


     The EPS objective includes the threshold level at which a bonus may be earned, the target objective for the year, and a maximum limit beyond which additional bonus amounts may not be earned with respect to EPS as follows:


                    Threshold     -     6% Below Budget
                    Target        -     Budget
                    Maximum       -     8% Above Budget


     Strategic objectives for Business Unit Executives will be developed and reviewed by appropriate levels of management. These objectives may be financial or non-financial in nature. They may be weighted to reflect relative importance. The objectives will also embody measurement criteria so that the degree of accomplishment can be determined. Where objectives encompass more than one year, milestones will be used to reflect expected progress each year.


G.   ADJUSTMENTS TO PROFIT OBJECTIVES/ACTUAL RESULTS

     To the extent any of the following occur after profit objectives are initially established, the actual results will be adjusted by action of the Compensation Committee by the same dollar effect any such occurrence has had on actual profit results so that the degree to which objectives are achieved will not be affected by any of the following: changes in (or in the application of) accounting principles; changes in tax laws; extraordinary items as defined under generally accepted accounting principles; and any other significant non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a Group or Business Unit's financial results would have been on a comparable basis from period to period.

Fiscal 1998
Key Executive Annual Bonus Program
Page 3


    In addition, with respect to acquisitions and divestitures the following adjustments will apply:

    ACQUISITIONS

    1. Corporate EPS. The Company's overall EPS results will be adjusted to eliminate the earnings or loss from "material" acquisitions ("material" means that an acquisition increases or decreases actual EPS results by 5.0% or more).

    2. Group and Business Unit PTI. If the acquisition income or loss is material from an EPS standpoint as defined under 1. above, the acquisition income or loss will be eliminated from the actual results. Otherwise, Group and Business Unit results will be adjusted by subtracting from actual PTI the "cost of funds" of the acquisition for the same period that pre-tax income or loss from the acquisition are included in such measure. ("Cost of funds" means the inputed interest for the net acquisition cost calculated by using the Company's current borrowing rate under its credit lines during the period or, if there is no borrowing, the rate the Company is receiving on invested cash during the period.)

    DIVESTITURES

    EPS and Group and Business Unit profit objectives will be adjusted to remove the budgeted profit or loss associated with the divested business for the same period that actual profit or loss are no longer recognized for that business.

H.  ANNUAL BONUS TARGETS

    A dollar bonus target will be established for each participant. The dollar bonus target will be computed as a percentage of the participant's base salary on June 30, 1997. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:

          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
               Assigned                      Percentage Applied To Salary
             Salary Grade                 Earnings To Determine Target Bonus
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
                  33                                      75.00%
          ---------------------------------------------------------------------
                  31                                      68.75%
          ---------------------------------------------------------------------
                  28                                      62.50%
          ---------------------------------------------------------------------
                  27                                      62.50%
          ---------------------------------------------------------------------
                  26                                      56.25%
          ---------------------------------------------------------------------
                  25                                      50.00%
          ---------------------------------------------------------------------
                  24                                      43.75%
          ---------------------------------------------------------------------
                  23                                      37.50%
          ---------------------------------------------------------------------
                  22                                      37.50%
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------

Fiscal 1998
Key Executive Annual Bonus Program
Page 4


I.  ACTUAL BONUS AWARDS

    Actual bonus awards for the Program year will be based on payout schedules reflecting achievement of performance objectives. Payments of bonus awards require the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee.

    The payout schedules are presented below by participant group. No bonus shall be earned based upon EPS attainment if the EPS does not exceed that for the prior year. For results between the performance indicators, linear interpolation will be used to compute the percent of the target bonus which may be earned.


    1. CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND CORPORATE STAFF OFFICERS

        In this group, actual bonus awards will be based on relative attainment of the EPS objective.

        The EPS threshold for minimum bonus awards to be allocated will be 6 percentage points below the EPS goal at 100%. The EPS objective for the bonus awards to be allocated at maximum will be 8 percentage points above the EPS goal at 100%.


              -----------------------------------------------------------------
              -----------------------------------------------------------------
                       EPS                        Percent Of Target Bonus
                    Attainment                      Which May Be Earned
              -----------------------------------------------------------------
              -----------------------------------------------------------------
                        6% below                             52%
              -----------------------------------------------------------------
                        5% below                             60%
              -----------------------------------------------------------------
                        4% below                             68%
              -----------------------------------------------------------------
                        3% below                             76%
              -----------------------------------------------------------------
                        2% below                             84%
              -----------------------------------------------------------------
                        1% below                             92%
              -----------------------------------------------------------------
                        EPS Goal                            100%
              -----------------------------------------------------------------
                        5% above                            140%
              -----------------------------------------------------------------
                        8% above                            160%
              -----------------------------------------------------------------
              -----------------------------------------------------------------

        In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

    2.  GROUP VICE PRESIDENTS

        Actual bonus awards for this group of participants will depend on relative attainment of the EPS objective as well as the appropriate Group Profit objective.

Fiscal 1998
Key Executive Annual Bonus Program
Page 5


        The specific payout schedule based on EPS and the applicable Group Profit is as follows:



       -------------------------------     -------------------------------------
       -------------------------------     -------------------------------------
                    EPS                                GROUP PROFIT
       -------------------------------     -------------------------------------
       -------------------------------     -------------------------------------
            EPS         Percent of          Actual Profit     Percent Of Target
         Attainment       Target             As Percent          Bonus Which
                        Bonus Which           Of Budget         May Be Earned
                       May Be Earned
       -------------------------------     -------------------------------------
          6% below           4%                  90%                 48%
       -------------------------------     -------------------------------------
          5% below           6%                  95%                 60%
       -------------------------------     -------------------------------------
          4% below           9%                 100%                 80%
       -------------------------------     -------------------------------------
          3% below          11%                 105%                 92%
       -------------------------------     -------------------------------------
          2% below          14%                 110%                104%
       -------------------------------     -------------------------------------
          1% below          16%                 115%                120%
       -------------------------------     -------------------------------------
          EPS Goal          20%                 120%                140%
       -------------------------------     -------------------------------------
          5% above          30%            -------------------------------------
       -------------------------------
          8% above          36%
       -------------------------------
       -------------------------------


        In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

    3.  BUSINESS UNIT EXECUTIVES

        Actual bonus awards for this group of participants will be based on attainment of the applicable Group profit results compared to budget or the applicable Group and Business Unit's profit results compared to budget. In addition, up to 20 percent of a participant's target bonus can be earned for achievement of specific strategic goals.

        The bonus award schedule based on the applicable Group Profit and the applicable Business Unit Profit is as follows:

Fiscal 1998
Key Executive Annual Bonus Program
Page 6




   --------------------------------------------------------------------------
   --------------------------------------------------------------------------
                                     Percent Of Target Which May Be Earned
                                           Based On Unit Measurement:
     Actual Profit  ---------------------------------------------------------
       As Percent       Group                                Business
       Of Budget        Profit    OR     Group      AND        Unit
                         Only            Profit               Profit
   --------------------------------------------------------------------------
   --------------------------------------------------------------------------

          90%            40%             20.0%                 20.0%

          95%            56%             28.0%                 28.0%

         100%            80%             40.0%                 40.0%

         105%            97%             48.5%                 48.5%

         110%           114%             57.0%                 57.0%

         115%           134%             67.0%                 67.0%

         120%           160%             80.0%                 80.0%

   --------------------------------------------------------------------------
   --------------------------------------------------------------------------

        The additional bonus for achievement of strategic goals will be determined as a percentage of the participant's original target bonus up to a maximum of 20 percent.

        In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus, including any discretionary fund payout (see Paragraph J).


J.  DISCRETIONARY BONUS AWARD

    Under this Program, special discretionary cash bonus awards can be made for one-time outstanding achievements by eligible plan participants. Such awards must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board. The Chief Executive Officer and any other participating executive who the Committee determines may reasonably be expected to be one of the four most highly compensated executive officers (as defined under Section 162(m) of the Internal Revenue
    Code) are not eligible for discretionary awards.


K.  BONUS AWARD PAYMENTS

    Any bonus award payments made under the Program will be made in the form of cash or Company stock (at the election of the Company), and will normally be paid in the month of August following the end of the fiscal year. No bonus award is earned until the date the Compensation Committee approves such payment.

Fiscal 1998
Key Executive Annual Bonus Program
Page 7


    If the Company reasonably anticipates that all or any portion of a bonus award otherwise payable under the Program will be nondeductible by the Company for federal income tax purposes as a result of the application of
    Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may defer the payment of such award or portion thereof. A deferred account balance in the amount of the deferred portion of such award will be created by the Company for each participant with respect to whom a bonus award payment is deferred. Such deferred account balance will accrue interest, compounded semi-annually, at the average rate for commercial paper as reflected in the Federal Reserve 30 day commercial paper composite.

    Prior to the end of each taxable year of the Company, the Company will determine the maximum amount of each participant's deferred account balance that the Company reasonably expects would be deductible by it for federal income tax purposes in such taxable year if such amount were paid to such participant on or before the last day of such taxable year and will pay that amount to the participant on or before such date.


L.  TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY

    Because bonus awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the applicable fiscal year has ended), no such terminated or ineligible employee is entitled to any bonus payment.
    Under certain circumstances, as detailed below, a terminated participant whose employment terminates after December 31 by reason other than resignation or involuntary termination may be considered for a bonus award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:

        Reason For Termination            Bonus Award Eligibility
        ----------------------            -----------------------

        Death or Retirement               Pro rata share of bonus award,
                                          payable to retiree, heirs/estate

        Long-Term Disability              Pro rata share of bonus award

        Resignation or                    No bonus award even if termination
        Involuntary Termination           occurs after June 30 but before
                                          Compensation Committee approves
                                          payment of awards.


M.  ADMINISTRATION

     The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.